Exhibit 10.1

                               AMENDMENT NO. 1 TO
                  REORGANIZATION AND STOCK PURCHASE AGREEMENT

     This AMENDMENT NO. 1 (the "Amendment") to the REORGANIZATION AND STOCK PURCHASE AGREEMENT dated as of May 5, 2008 (the "Agreement") is made effective March 30, 2009 by and between HST Global, Inc. (p.k.a. NT Holding Corp.), a Nevada corporation ("NTH"), and Health Source Technologies, Inc., a Nevada corporation ("HST", and together with NTH, the "Parties").

     WHEREAS, the Parties had agreed to an acquisition agreement whereby the post-acquisition equity structure would reflect a 95% ownership of NTH by the shareholders of HST, but the final post-acquisition equity structure did not fulfil this intention of the parties because the shares issued pursuant to the Agreement failed to account for certain issuances made to the existing management;

     AND WHEREAS, the Parties desire to correct the Agreement by authorizing the issuance of an additional 99,744,800 pre-split shares, which shares will be considered part of the consideration for the Agreement and shall be completed as a tax-free exchange of stock;

     NOW, THEREFORE, in consideration for the mutual promises contained herein, the Parties hereby agree to the following terms and conditions of this Reorganization and Stock Purchase Agreement.

     1.     Amendment.
            ---------

     (a)  New  Section  1(f)  is  added  to  the  Agreement  to read as follows:

          (f) NTH hereby agrees to issue and deliver an additional 99,744,800 pre-split shares to the HST shareholders once sufficient authorized capital is available. These shares will be treated as an obligation to issue shares as of the date of the Agreement.

     (b) This Amendment No. 1 supersedes the Agreement with respect to any conflict of any provisions. Unless otherwise specifically contradicted by this Amendment, all other provisions of the Agreement remain intact and in force.

     2.     Notices.  Any  notice  which any of the parties hereto may desire to
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serve upon any of the other parties hereto shall be in writing and shall be conclusively deemed to have been received by the party at its address, if mailed, postage prepaid, United States mail, registered, return receipt requested, to the following addresses:

     If  to  NTH              NT  Holding  Corp.
                              1325  Airmotive  #175
                              Reno,  NV  89502
                              Attention:  Alan  Lew,  President

     If  to  HST:             Health  Source  Technologies,  Inc.
                              150  Research  Drive
                              Hampton,  VA  23666
                              Attn:  Ronald  R.  Howell,  President

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          Copy  to:           Cutler  Law  Group
                              3206  West  Wimbledon  Dr.
                              Augusta,  GA  30909
                              Facsimile  No.:  (706)  738-1966
                              Attn:  M.  Richard  Cutler

     3.     Successors.  This  Amendment  shall be binding upon and inure to the
            ----------
benefit of the heirs, personal representatives and successors and assigns of the parties.

     4.     Choice  of  Law.  This  Amendment shall be construed and enforced in
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accordance  with  the laws of the State of Nevada, and the parties submit to the exclusive jurisdiction of the courts of Nevada in respect of all disputes arising hereunder.

     5.     Counterparts.  This  Amendment  may  be  signed  in  one  or  more
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counterparts,  all of which taken together shall constitute an entire agreement.

     6.     Entire  Agreement.  This  Amendment  sets forth the entire agreement
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and  understanding  of  the  Parties  hereto  with  respect  to the transactions contemplated hereby, and supersedes all prior agreements, arrangements and understandings related to the subject matter hereof. No understanding, promise, inducement, statement of intention, representation, warranty, covenant or condition, written or oral, express or implied, whether by statute or otherwise, has been made by any Party hereto which is not embodied in this Agreement or the written statements, certificates, or other documents delivered pursuant hereto or in connection with the transactions contemplated hereby, and no party hereto shall be bound by or liable for any alleged understanding, promise, inducement, statement, representation, warranty, covenant or condition not so set forth.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

For  and  on  behalf  of:          NT  Holding,  Inc.
                                   a  Nevada  corporation


                                   By:\s\ Alan Lew
                                      ------------
                                   Alan  Lew
                                   President


For  and  on  behalf  of:          Health  Source  Technologies,  Inc.
                                   a  Nevada  corporation


                                   By: \s\ Ronald R. Howell
                                       --------------------
                                   Ronald  R.  Howell
                                   President



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